Exhibit 10.25
LICENSE AGREEMENT
     This License Agreement (the “Agreement”) is entered into as of April 18, 2007 between DermaVentures, LLC an Illinois limited liability company with its principle place of business at 440 S. LaSalle St., Suite 3400, Chicago, IL 60605 (“Licensee”) and Helix BioMedix, Inc., a Delaware corporation with its principle place of business at 22118 20th Avenue SE, Suite 204, Bothell, WA 98021 (“Licensor”).
RECITALS
     WHEREAS, Licensee was formed on December 21, 2006 for the purpose, without limitation, of marketing and selling skin care products;
     WHEREAS, RMS Group, LLC, an Illinois limited liability company (“RMS”) and Licensor are the sole members of DermaVentures, LLC and are bound by the terms and conditions of that certain Operating Agreement of DermaVentures, LLC dated as of January 31, 2007 (the “DermaVentures LLC Agreement”);
     WHEREAS, Licensee, Licensor, and RMS are parties to a Management Services Agreement of even date herewith (the “Management Agreement”) that specifies certain management services that Licensor will provide and imposes certain terms and conditions on the parties thereto in connection with the operation and management of Licensee under the DermaVentures LLC Agreement; and
     WHEREAS, the parties wish to enter into this Agreement to provide for the license by Licensor to Licensee of certain technology.
AGREEMENT
     1. Certain Definitions.
          1.1 An “Affiliate” of a party means an entity directly or indirectly controlling, controlled by or under common control with that party, where control means the ownership or control, directly or indirectly, of more than 50% of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the term of this Agreement; provided that such entity shall be considered an Affiliate only for the time during which such control exists.
          1.2 “Disclosing Party” means a party hereto that discloses its Proprietary Information to the other party.
          1.3 ***.
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          1.4 “Peptide(s)” means Licensor’s proprietary bioactive peptide(s) described in Exhibit A.
          1.5 “Product” means the final, marketable cosmetic or over-the-counter personal care formulations incorporating Peptide(s) that are set forth in Exhibit B. Additional Products may be added to Exhibit B by agreement of the parties.
          1.6 “Proprietary Information” of a Disclosing Party means the following, to the extent previously, currently or subsequently disclosed to the other party hereunder or otherwise: information relating to the properties, composition, or structure of technology or the manufacture or processing thereof or machines therefor or to the Disclosing Party’s business (including, without limitation, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics, and other technical, business, financial, customer and product development plans, forecasts, strategies and information). In particular, but without limitation, the Peptides and their properties, composition, or structure, and the Technology, are Proprietary Information of Licensor.
          1.7 “Proprietary Rights” means patent rights, copyrights, trade secret rights and all other intellectual and industrial property rights of any sort.
          1.8 “Receiving Party” means a party hereto that receives Proprietary Information of the other party.
          1.9 “Technology” means inventions (whether or not patentable), ideas, processes, formulas and know-how owned by Licensor as of the date of this Agreement and relating to the Peptides.
          1.10 “Territory” means geographic territories as listed in Exhibit C, without limitation to marketing channel or class of trade.
     2. License Grant. Subject to all the terms and limitations of this Agreement, Licensor hereby grants Licensee a license under its Proprietary Rights in the Technology. The license is limited to and may be exercised solely for the purposes of: (i) performing evaluation and testing of the Peptide to determine suitability as a functional ingredient in Products, including without limitation toxicity and effectiveness tests and trials; (ii) making Products; and (iii) marketing (including selling and offering to sell) Products to distribution customers and end consumers, in each case solely in the Territory. Licensee will not market pure Peptide or sublicense rights hereunder with respect to Peptide, but may sell Products at wholesale to other marketers within the Territory and may combine two or more Peptides into a Product for marketing under this license.
     3. License Scope. Licensee’s license is non-exclusive. Licensee may grant rights by way of sublicense through wholesale sales of Product to distribution customers to permit those customers to market Product (but not to market or otherwise distribute the Peptides other than as incorporated into Product); provided that each such Product customer is bound to all the limitations and restrictions on Licensee hereunder. Licensee shall give notice to Licensor promptly upon any such wholesale sale to a third party hereunder. No such grant of rights to a wholesale customer of Licensee may be further sublicensed; Product sold by Licensee on a wholesale basis may only be sold directly or through Affiliates of that wholesale customer to end consumers within the Territory. Notwithstanding the restrictions on sublicensing set forth in this Section 3, Licensee may extend the licenses granted above to its Affiliates (for so long as they remain Affiliates), provided that all such Affiliates become bound in writing (for Licensor’s benefit) to Licensee’s obligations under this Agreement, that Licensee assumes full responsibility for compliance by such Affiliates with such obligations, and that all payments and reports from Affiliates will be made through Licensee together with Licensee’s payments and reports.
     4. Transfer of Technology. To carry out the physical transfer of Peptides to Licensee, Licensee will have the right to purchase, at Licensee’s expense, the Peptides from a manufacturer approved in advance by Licensor, such approval not to be unreasonably withheld. Licensee may also purchase the Peptides from Licensor, at Licensee’s expense, subject to availability and on terms as may be agreed between Licensee and Licensor.
     5. Improvements. Any modifications or improvements to or on the Peptides or Technology (whether or not patentable or copyrightable) that either party develops shall be owned solely by Licensor. Licensor shall have the right, at its own expense and solely in its own name, to apply for, prosecute and defend its Proprietary Rights with respect thereto. Licensor’s existing relevant patents and patent applications in the Territory are listed on Exhibit A. Licensee will promptly disclose to Licensor and hereby assigns to Licensor any modifications or improvements to or on the Peptides or Technology that may be made by or for Licensee (the “Licensee Improvements”) (provided that this provision will not be deemed to grant to Licensee any right or license not expressly granted herein, including, without limitation, any right to disclose Proprietary Information of Licensor). Licensor hereby grants back to Licensee a worldwide, royalty-free, non-exclusive, sublicensable license to fully exploit the Licensee Improvements. Licensee shall not license or otherwise grant rights in any modifications or improvements derived from or based on any Licensor Proprietary Information to third parties.
     6. Marketing Efforts. Licensee will use best commercial efforts to successfully market the Products under its license on a continuous basis. As part of such efforts, but without limitation, Licensee will spend the money, dedicate the people and resources and perform the promotional and other obligations specified in Exhibit D.
     7. Marks and Marking. Except to the extent otherwise decided by Licensor, all promotional materials and packaging of Licensee relating to the subject matter of this Agreement will include (in easily readable, non-obscured type that is of reasonable size in light of the other names and notices) any reasonable patent, patent application or other proprietary markings and notices of Licensor or its licensors. Licensor will have the right of prior approval with respect to any promotional materials, packaging or statements regarding the Peptides and Products, and the use of any mark, name, or designation of Licensor. Except as expressly provided herein, (i) Licensee will not use or register any mark, name, or designation of Licensor or its licensors anywhere in the world and (ii) Licensee has no right or license with respect to any mark, name, or designation of or used by Licensor. Use of any Licensor mark and any related goodwill will inure to Licensor’s benefit.
     8. Royalties; Audit.
          8.1 Licensee will pay Licensor a royalty of ***%.
          8.2 Royalties will be paid within 30 days of the end of each month with respect to royalty-bearing sales occurring in that month, and will be accompanied by a statement indicating the associated *** and royalties payable (including currency conversions), itemized by Product. At Licensor’s request, Licensee will also provide to Licensor records of Licensee (and its Affiliates, as applicable) that fairly reflect the *** attributable to a particular month. Royalties shall be paid by Licensee in U.S. dollars from a location in the U.S., with currency conversions calculated based upon the applicable closing exchange rates quoted by the Citigroup foreign exchange desk on the last business day
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of the applicable month. Any amount payable hereunder that is not paid on the date that it becomes due will bear interest, calculated based on the number of days such payment is late and compounded monthly, at a rate of the lesser of (i) 1% per month or (ii) the maximum rate permitted by applicable law.
          8.3 Licensee and its Affiliates shall keep and maintain detailed and accurate books and records with regard to *** and the calculation thereof, except to the extent that Licensor is responsible for keeping and maintaining such records pursuant to the Management Agreement. Licensor or its representatives (or, at Licensor’s option, a reputable independent certified public accounting firm selected by Licensor) shall be entitled to review and audit such books and records from time to time, but no more than once per year, during normal business hours upon reasonable notice to Licensee and at Licensor’s expense; provided that Licensee will bear any such expense if the review or audit shows an underpayment of more than 5% for any calendar month or in the aggregate.
          8.4 At Licensor’s request, the parties agree to discuss, via teleconference or other agreed-upon means, progress under this Agreement (such request not to be made for more than discussion per month during the term hereof), in connection with which Licensee shall: (i) describe any evaluation, testing, and commercialization activities with respect to the Products and any other work relating to the Peptides and Products that it has performed, or caused to be performed, since the last such report; (ii) evaluate the work performed in relation to the goals of this Agreement and Licensee’s work plans; and (iii) provide such other information as may be required by this Agreement or reasonably requested by Licensor.
     9. No Restriction on Competition. Nothing in this Agreement shall be deemed to prohibit Licensee from developing, making, using, marketing or otherwise distributing or promoting products competitive with Products produced hereunder, provided that Licensee does not breach any provision of this Agreement (including, without limitation, Section 10 (Confidentiality)) or disparage the Peptides or any Products produced hereunder.
     10. Confidentiality. Each party recognizes the importance to the other of the other’s Proprietary Information. In particular Licensee recognizes that the Peptides and Technology and other of Licensor’s Proprietary Information (and the confidential nature thereof) are critical to the business of Licensor and that Licensor would not enter into this Agreement without assurance that such technology and information and the value thereof will be protected as provided in this Section 10 and elsewhere in this Agreement. Likewise, Licensor recognizes that the product formulation and marketing methods of Licensee are valuable trades secrets of Licensee and are critical to the business of Licensee and that Licensee would not enter into this Agreement or the Management Agreement without assurance that such technology and information and the value thereof will be protected as provided in this Section 10 and elsewhere in this Agreement.
     Accordingly, each party agrees as follows:
          10.1 The Receiving Party agrees: (i) to hold the Disclosing Party’s Proprietary Information in confidence and to take reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its confidential materials); (ii) not to divulge (except pursuant to a sublicense expressly authorized in this Agreement) any such Proprietary Information or any information derived therefrom to any third person; (iii) not to make any use whatsoever at any time of such Proprietary Information except as expressly authorized in this Agreement or the Management Agreement; and (iv) not to remove or export from the United States or reexport any such Proprietary Information or any direct product thereof (e.g., Peptides, or Products by whomever made) except in compliance with and with all licenses and approvals required under applicable U.S. and foreign export laws and regulations, including without limitation, those of the U.S. Department
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of Commerce. Any employee given access to any such Proprietary Information must have a legitimate “need to know” and shall be similarly bound in writing.
          10.2 Without granting any right or license, the Disclosing Party agrees that clauses (i), (ii) and (iii) of Section 10.1 shall not apply with respect to information the Receiving Party can document: (i) is in or (through no improper action or inaction by the Receiving Party or any Affiliate, agent or employee) enters the public domain (and is readily available without substantial effort); or (ii) was rightfully in its possession or known by it prior to receipt from the Disclosing Party; or (iii) was rightfully disclosed to it by another person without restriction; or (iv) was independently developed by it by persons without access to such information and without use of any Proprietary Information of the Disclosing Party. The Receiving Party must promptly notify the Disclosing Party of any information it believes comes within any circumstance listed in the immediately preceding sentence and will bear the burden of proving the existence of any such circumstance by clear and convincing evidence. In addition, the Receiving Party may make disclosures required by law, provided that the Receiving Party gives the Disclosing Party prompt written notice of such requirement prior to such disclosure, uses reasonable efforts to limit disclosure and to obtain confidential treatment or a protective order, and has allowed the Disclosing Party to participate in the proceeding. Each party’s obligations under Section 10.1 will apply only to disclosures made during the term of this Agreement; however, such obligations will continue indefinitely with respect to disclosures made during that period. The obligations under Section 10.1 will not apply to actions of Licensor in performance of its obligations under the Management Agreement.
          10.3 Immediately upon termination of this Agreement, the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof, except as may otherwise be provided in the Management Agreement or modifications or amendments thereto.
          10.4 The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party’s Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief (without the posting of any bond) in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and attorney’s fees, in connection with any breach or enforcement of the Receiving Party’s obligations hereunder or the unauthorized use or release of any such Proprietary Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 10 will constitute a material breach of this Agreement.
     11. Patent Matters.
          11.1 Licensor retains the sole right and discretion to file and prosecute patent applications and maintain patents in the Territory relating to the Peptides and Technology and any improvements made by Licensor.
          11.2 If Licensee becomes aware of any product or activity of any third party that may involve infringement or violation of any Licensor patent or other Proprietary Right in the Territory, then Licensee shall promptly notify Licensor in writing of such actual or potential infringement or violation. Licensor may in its discretion take or not take whatever action it believes is appropriate in response to any actual or potential infringement or violation of a Licensor patent or other Proprietary Right; if Licensor elects to take action, Licensee will fully cooperate therewith at Licensor’s expense, including joining as a party if necessary.
          11.3 If Licensor initiates and prosecutes any action under Section 11.2, all legal expense (including court costs and attorneys’ fees) shall be borne by Licensor and Licensor shall be entitled to all amounts awarded by way of judgment, settlement or compromise.
          11.4 Licensee understands that Licensor has not conducted comprehensive patent searches in the Territory. Licensor and Licensee agree to work cooperatively regarding issues concerning patents and Proprietary Rights and similar matters and to exercise reasonable business judgment in carrying out the objectives of this Agreement to avoid exposing either party to liability under patent or similar laws in the Territory. Each party represents and warrants that it is not aware of infringement or potential infringement issues that have not been communicated to the other in writing before execution of this Agreement.
     12. Term and Termination.
          12.1 This Agreement will remain in effect for 5 years from the date first set forth above unless terminated pursuant to Section 12.2. This Agreement will automatically renew for successive one-year terms unless either party provides notice of termination to the other party at least 60 days before the end of the then-current term.
          12.2 If a party materially breaches a material provision of this Agreement, the other party hereto may terminate this Agreement upon 30 days’ notice (or 10 days’ notice in the case of nonpayment) unless the breach is cured within the notice period. If Licensor materially breaches a material provision of the DermaVentures LLC Agreement or the Management Agreement, Licensee may terminate this Agreement, subject to the notice and cure provision set forth above in this Section 12.2. If either Licensee or RMS materially breaches a material provision of the DermaVentures LLC Agreement or the Management Agreement, Licensor may terminate this Agreement upon 30 days’ notice to Licensee and the breaching entity (or 10 days’ notice in the case of nonpayment) unless the breach is cured within the notice period.
          12.3 In the event of any termination of this Agreement, all the rights and licenses granted Licensee under this Agreement and Licensee’s obligation under Section 6 shall terminate and Licensor’s obligations to negotiate or provide goods, services, facilities, technology or information shall cease but all other provisions of this Agreement will continue in accordance with their terms. A sublicense will survive termination and continue according to its terms provided that: (i) it was properly granted; (ii) Licensor will have no obligation thereunder except to permit Licensee to continue to obtain the Peptides from an approved manufacturer to the extent necessary to manufacture the Product that it is obligated to deliver pursuant to the surviving sublicense; (iii) all the restrictions and limitations of this Agreement shall apply to the sublicensee as though this Agreement continued in effect; (iv) Licensor shall receive all consideration due in connection with the sublicense; and (v) in addition to any termination rights under the sublicense agreement, Licensor shall be entitled to terminate such sublicense on the same basis as is provided herein for termination of this Agreement. Except in the case of a termination by Licensor pursuant to Section 12.2, Licensee will have one year to sell Products in its inventory as of the date of termination, provided that the terms of the preceding sentence shall apply to such sublicenses by Licensee.
          12.4 Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this

Agreement (or any part thereof) by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.
          12.5 Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.
     13. INCIDENTAL AND CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT. THE LIMITATIONS IN THIS SECTION 13 SHALL NOT APPLY TO BREACHES OF SECTION 10 (CONFIDENTIALITY) OR TO ACTIONS OF LICENSEE BEYOND THE SCOPE OF THE LICENSE GRANT HEREUNDER. THIS SECTION DOES NOT LIMIT LIABILITY FOR BODILY INJURY OF A PERSON.
     14. LIMITATION OF OBLIGATIONS AND LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER LICENSOR NOR LICENSEE WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES, TECHNOLOGY OR RIGHTS OR FOR ANY AMOUNTS AGGREGATING IN EXCESS OF AMOUNTS PAID TO LICENSOR HEREUNDER IN THE 12-MONTH PERIOD BEFORE THE CAUSE OF ACTION AROSE. THIS SECTION DOES NOT LIMIT LIABILITY (A) FOR BODILY INJURY OF A PERSON OR FOR ACTS OF GROSS NEGLIGENCE OR BAD FAITH BY EITHER PARTY OR (B) IN THE EVENT AND TO THE EXTENT OF ANY BREACH BY LICENSEE OF SECTION 2 OR SECTION 3 HEREOF.
     15. Insurance.
          15.1 During the term of this Agreement, each party shall maintain commercial general liability insurance in amounts not less than $ *** per occurrence and $ *** annual aggregate from an underwriter who has an A.M. Best rating of A-VII or better, and naming the other party as an additional insured. Such commercial general liability insurance shall include but not be limited to contractual and product liability coverage. The general liability insurance shall include worldwide coverage. The liability policies required under this Section 15 shall be written as primary and non-contributing to not in excess of any coverage the other party may choose to maintain. The minimum amounts of insurance coverage required under this Section 15 shall not be construed to create a limit of a party’s liability hereunder.
          15.2 Each party shall provide the other party with written evidence of such insurance at any time during the term of this Agreement promptly upon the request of the other party. Each party shall provide the other party with written notice at least 15 days prior to any cancellation, non-renewal or material change in such insurance. If a party does not obtain replacement insurance providing comparable coverage prior to the expiration of such 15-day period, the other party shall have the right to terminate this Agreement effective at the end of such 15-day period without any additional waiting periods.
          15.3 Each party shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during the period that any Products are commercially marketed, distributed or sold under this Agreement.
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     16. Export Control. Licensee shall comply with and shall, at Licensor’s request, demonstrate such compliance with, the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions, and regulations of any U.S. or foreign agency or authority, and shall obtain, and bear all expenses relating to, any necessary licenses and/or exemptions with respect to the export from the U.S. or elsewhere by Licensee or its agents of any Products (or any set or system or containing Products) or any Technology or other technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof).
     17. Independent Contractors. The parties are independent contractors for purposes of this Agreement and neither has any right or authority to bind the other in any way, except as provided in the Management Agreement.
     18. Assignment. The rights and obligations of the parties under this Agreement may not be assigned or transferred without the consent of the other party (and any attempt to do so will be void), except that: (i) rights to payment of money may be assigned; and (ii) this Agreement and the rights and obligations hereunder may be assigned by Licensor to an acquiror of all or substantially all of its assets, business or capital stock. For purposes of this Section 18, any change in the ownership of, or power to vote, a majority of the outstanding equity interests in Licensee, any sale, lease, distribution or other disposition of all or substantially all of Licensee’s assets, or any dissolution or termination of Licensee, shall in each case constitute an assignment of the rights and obligations of Licensee hereunder.
     19. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 11, LICENSOR MAKES NO WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.
     20. Miscellaneous.
          20.1 Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties.
          20.2 Governing Law; Legal Actions; Attorneys’ Fees. This Agreement shall be governed by and construed under the laws of the State of Washington and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Jurisdiction and venue for actions related to the subject matter hereof shall lie in the state and federal courts located in King County, Washington and Cook County, Illinois only. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by Washington or Illinois or U.S. federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorneys’ fees.
          20.3 Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.
          20.4 Notices. All notices, requests, and other communications hereunder shall be in writing. Any notice, request, or other communication hereunder shall be deemed duly given: (a) when delivered personally to the recipient; (b) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid); (c) 1 business day after being sent to the recipient by fax or email; or (d) 4 business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Licensee:		If to Licensor:

Address:	440 S. LaSalle St., Suite 3400 Chicago, IL 60605	Address:	22118 20th Ave. SE Suite 204 Bothell, WA 98021

Fax:	***	Fax:	(425) 806-2999
Email:	***	Email:	***
Attn:	***	Attn:	***
Either party may change the address or other contact information to which notices, requests, and other communications hereunder are to be delivered by giving the other party notice in the manner set forth herein.
          20.5 Entire Agreement. This Agreement, the DermaVentures LLC Agreement, the Management Agreement, and any agreements, exhibits or schedules referenced or attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof. In the event of any conflict between this Agreement and the DermaVentures LLC Agreement, this Agreement shall prevail.
          20.6 Force Majeure. Neither party hereto shall be responsible for any failure to perform its obligations under this Agreement (other than obligations to pay money or obligations under Section 10 (Confidentiality)) if such failure is caused by acts of God, war, strikes, revolutions, lack or failure of transportation facilities, laws or governmental regulations or other causes that are beyond the reasonable control of such party. Obligations hereunder, however, shall in no event be excused but shall be suspended only until the cessation of any cause of such failure. In the event that such force majeure should obstruct performance of this Agreement for more than six (6) months, the parties hereto shall consult with each other to determine whether this Agreement should be modified. The party facing an event of force majeure shall use diligent commercial efforts in order to remedy that situation as well as to minimize its effects. A case of force majeure shall be notified to the other party within 5 days after its occurrence.
          20.7 Severability. If any provision of this Agreement is held illegal, invalid or unenforceable by a court of competent jurisdiction, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.
          20.8 No Implied License. Each party recognizes that Licensor grants no license, by implication or otherwise, except for the licenses expressly set forth in this Agreement.
          20.9 Basis of Bargain. Each party recognizes and agrees that the warranty disclaimers and liability and remedy limitations in this Agreement are material bargained for bases of this Agreement
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and that they have been taken into account and reflected in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this Agreement.
[Signature page follows]

     The parties have entered into this Agreement as of the date first written above.

LICENSEE:	LICENSOR:
DERMAVENTURES, LLC	HELIX BIOMEDIX, INC.

By: RMS Group, LLC, its sole Manager

By: BKB Partners, LLC, its sole Manager

By: /s/ Ralph Katz	By: /s/ R. Stephen Beatty
Name: Ralph Katz	Name: R. Stephen Beatty
Title: Manager	Title: President and Chief Executive Officer

EXHIBIT A
PEPTIDES, PATENTS AND PATENT APPLICATIONS
Peptides

Name	P-No.	Primary Sequence
***	***	***
Patents and Patent Applications
***

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EXHIBIT B
PRODUCTS AND SETS / SYSTEMS CONTAINING PEPTIDES
A.	P.A.C. Perfect (Peptide-powered Acne Control) Treatment Essence — [***]
     P.A.C. Perfect Treatment Essence may be marketed as part of a set containing the following additional products not containing any Peptide: [***] (the “P.A.C. Perfect Set”). ***.
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EXHIBIT C
TERRITORY
North America
Central America

EXHIBIT D
MARKETING AND ADVERTISING PERFORMANCE COMMITMENTS
Licensee commits to investing at least $ *** in marketing and advertising by September 30, 2008 and each year thereafter with any investment beyond $ *** in a given year being credited to the next year. This effort includes, but is not limited to advertising production costs, advertising expenditures, website marketing, call center sales support, and fulfillment center customer service support. In the event, that Licencee determines it must re-make the advertising production, it can request an additional 90 days. In the event that Licensee changes its marketing strategy, parties can, by mutual agreement, changes the Licensee’s performance commitment to a minimum sales commitment.
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